MFA FINANCIAL, INC.
AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

PHANTOM SHARE AWARD AGREEMENT
(TIME-BASED VESTING)

AGREEMENT by and between MFA Financial, Inc., a Maryland corporation (the “Company”), and _______ (the “Grantee”), dated as of the ____ day of ________ (the “Grant Date”).

WHEREAS, the Company maintains the MFA Financial, Inc. Amended and Restated 2010 Equity Compensation Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee, as an employee of the Company, is an Eligible Person; and

WHEREAS, the Company and the Grantee entered into that certain Employment Agreement, dated June 30, 2011 (the “Employment Agreement”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.           Grant of Phantom Shares.

The Company hereby grants the Grantee ____ Phantom Shares. The Phantom Shares are subject to the terms and conditions of this Agreement and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.           Vesting.

The Phantom Shares shall be subject to the terms and conditions set forth in this paragraph 2.

(a)           A portion of the Phantom Shares shall vest, except as otherwise provided herein, on the following schedule (the “Vesting Period”):

Date	Number of Phantom Shares for Which the Vesting Period Shall Lapse

June 30, 2012	33%
June 30, 2013	33%
June 30, 2014	33%

(b)           In the event that, prior to June 30, 2014, the Grantee has a Termination of Service (i) by the Company for Cause (as defined in the Employment Agreement) or (ii) by the Grantee for any reason other than as set forth in paragraph 2(c) below, then all Phantom Shares granted to the Grantee hereunder, whether or not then vested, shall thereupon, and with no further action, be forfeited by the Grantee.

(c)           In the event that, prior to June 30, 2014, the Grantee has a Termination of Service (i) due to his or her death or Disability (as defined in the Employment Agreement) or (ii) by the Company for any reason other than Cause (as defined in the Employment Agreement), the Phantom Shares granted to the Grantee hereunder with respect to which the Vesting Period has elapsed in accordance with paragraph 2(a) as of the date of termination shall be settled as provided in paragraph 4 hereunder.

(d)           Notwithstanding the foregoing provisions of this paragraph 2, to the extent that the Employment Agreement provides that the Phantom Shares are subject to terms other than those set forth above, or a termination of employment by the Grantee for “Good Reason” or in connection with a “Change in Control” (each as defined in the Employment Agreement), then the terms of the Employment Agreement will apply with respect to the Phantom Shares granted hereby, and shall, to the extent applicable, supersede the terms of this paragraph 2.

(e)           Except as contemplated above, in the event that the Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

3.           Settlement.

Each vested and outstanding Phantom Share shall be settled in one share of Common Stock of the Company (a “Share”) within 30 days of the date such Phantom Shares vest as set forth in paragraph 2 above (the “Settlement Date”). For the avoidance of doubt, to the extent the terms of this paragraph 3 conflict with any terms of the Plan relating to the settlement of Phantom Shares, the terms of this paragraph 3 shall govern. To the extent any payment pursuant to this paragraph 3 is required to be delayed six months pursuant to the special rules of Section 409A related to “specified employees,” each affected payment shall be delayed until six months after the Grantee’s Termination of Service (other than on account of the death of the Grantee). For dividend payment purposes, the Grantee shall be considered to be the record owner of the Shares underlying vested Phantom Shares on the date such Phantom Shares vest; provided that this provision shall not apply if the Grantee is otherwise entitled to a dividend equivalent payment with respect to such Shares.

4.           Miscellaneous.

(a)           The value of an Phantom Share may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Phantom Shares. If the value of such Phantom Shares decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)           With respect to this Agreement, (i) the Phantom Shares are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The award of Phantom Shares is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)           THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)           The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantees.

(e)           All notices hereunder shall be in writing and, if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee and, if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 4(e).

(f)           The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)           Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(h)           This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

MFA FINANCIAL, INC.

By:
Name:
Title: